Exhibit 10.8

STOCK PURCHASE AGREEMENT

THIS IS A STOCK PURCHASE AGREEMENT, dated as of May 24, 2007 (the “Agreement”), among ValueAct Capital Master Fund, L.P. (“ValueAct Capital”) and the parties listed on the signature pages hereto as “Management Investors” (such individuals, the “Management Investors,” and each such party, a “Management Investor”).

BACKGROUND

A. Seitel, Inc., a Delaware corporation (“Seitel”), is a wholly-owned subsidiary of Seitel Holdings, Inc., a Delaware corporation formerly known as Seitel Holdings, LLC (the “Company”).

B. ValueAct Capital is the owner of 996,071 shares, or approximately 99.6%, of the outstanding Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

C. The Management Investor party hereto who is an individual has been a director of Seitel since April 24, 2007.

D. The Management Investors desire to purchase from ValueAct Capital for the amount set forth on Schedule I hereto the respective shares of Common Stock set forth on Schedule I hereto (the “Purchased Shares”), having the terms set forth in the Certificate of Incorporation attached hereto as Exhibit A (the “Certificate of Incorporation”), and ValueAct Capital is willing to sell such Purchased Shares, upon the terms and subject to the conditions provided herein.

TERMS

In consideration for the various agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

PURCHASE OF COMMON STOCK

Section 1.1. Purchase. Upon the terms and subject to the conditions of this Agreement, (i) each Management Investor hereby agrees to purchase the respective number of Purchased Shares set forth on Schedule I hereto and (ii) ValueAct Capital hereby agrees to sell such Purchased Shares and to deliver such Purchased Shares at the Closing (as defined below).

Section 1.2. Closing. Subject to the satisfaction of the conditions set forth in Article 5, the closing of the purchase and sale of the Purchased Shares (the “Closing”) under this Agreement shall occur as soon as practicable following the date hereof. At the Closing, (i) ValueAct Capital shall deliver to each Management Investor purchasing Purchased Shares pursuant to the terms of this Agreement a stock certificate(s) representing the Purchased Shares to be purchased by such Management Investor pursuant to Section 1.1, duly registered in the name of such Management Investor, and (ii) such Management Investor shall deliver to ValueAct Capital the aggregate purchase price for such Purchased Shares set forth on Schedule I hereto.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF VALUEACT CAPITAL

Section 2.1. Representations, Warranties and Covenants of ValueAct Capital. ValueAct Capital represents and warrants to, and covenants and agrees with each Management Investor as follows:

(a) ValueAct Capital is a limited partnership duly formed, validly existing and in good standing under the laws of the British Virgin Islands.

(b) ValueAct Capital has all requisite limited partnership power and authority to perform this Agreement and to consummate the transactions provided for herein, including, but not limited to, the sale of the Purchased Shares to be sold by it hereunder.

(c) The execution, delivery and performance by ValueAct Capital of this Agreement and the consummation by ValueAct Capital of the transactions contemplated hereby, including, but not limited to, the sale of the Purchased Shares to be sold by it hereunder, have been duly authorized by ValueAct Capital. This Agreement has been duly and validly executed and delivered and constitutes the valid and binding obligation of ValueAct Capital, enforceable against it in accordance with the terms hereof. All limited partnership action necessary for the performance of all obligations of ValueAct Capital hereunder at the Closing, and the sale and delivery of the Purchased Shares in accordance with this Agreement has been taken or will have been taken, as applicable, prior to or concurrently with the Closing.

(d) The Purchased Shares sold to the Management Investor under Article 1 hereof, when transferred in compliance with the provisions of this Agreement, will be free of all mortgages, pledges, security interests, liens, charges, claims, restrictions, easements or other encumbrances of any nature other than restrictions as set forth in the Securities Holders Agreement, dated as of January 8, 2007 (the “Securities Holders Agreement”), by and among the Company, ValueAct Capital Master Fund, L.P. and the other management investors parties thereto, and under applicable state and federal securities laws. The sale of the Purchased Shares pursuant to this Agreement will not be subject to any preemptive rights or rights of first refusal.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES AND COVENANTS OF EACH MANAGEMENT INVESTOR

Section 3.1. Representations, Warranties and Covenants of Each Management Investor. Each Management Investor represents and warrants to, and covenants and agrees with, ValueAct Capital that:

(a) Such Management Investor has the requisite legal capacity, right, power and authority (including, if applicable, the due authorization by all necessary corporate, partnership or limited liability company action) to enter into this Agreement, to perform such Management Investor’s obligations hereunder and to consummate the transactions provided for herein without the need for the consent of any other person (including a spouse, if any, of such Management Investor); and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Management Investor, enforceable against such Management Investor in accordance with the terms hereof. As used herein, the term “person” means an individual or a corporation, partnership, limited liability company, joint venture, trust, regulatory or governmental agency or authority or other organization or entity of any kind.

(b) The Purchased Shares are being acquired by such Management Investor hereunder for investment, and not with a view to any distribution thereof that would violate the Securities Act or the applicable state securities laws of any state. Such Management Investor will not distribute the Purchased Shares in violation of the Securities Act or the applicable securities laws of any state.

(c) Such Management Investor understands that the Purchased Shares have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

(d) In formulating a decision to enter into this Agreement, such Management Investor has relied solely upon (i) the provisions of this Agreement, (ii) an independent investigation of the Company’s and Seitel’s business, and (iii) consultations with his, her or its legal and financial advisors with respect to this Agreement and the nature of his, her or its investment; and that in entering into this Agreement no reliance was placed by the Management Investor upon any representations or warranties other than those contained in this Agreement.

(e) Such Management Investor is financially able to hold the Purchased Shares for long-term investment, believes that the nature and amount of the Purchased Shares being acquired are consistent with his, her or its overall investment program and financial position, and recognizes that there are substantial risks involved in the acquisition of Purchased Shares.

(f) Such Management Investor confirms that (i) he, she or it is familiar with the business of the Company and Seitel, (ii) he, she or it has had the opportunity to ask questions of the officers and directors of the Company and to obtain (and that such Management Investor has received to his, her or its satisfaction) such information about the business and financial condition of the Company and Seitel as he, she or it has reasonably requested, and (iii) such Management Investor, either alone or with a representative (as defined in Rule 501(h) promulgated under the Securities Act), has such knowledge and experience in financial and business matters that such Management Investor is capable of evaluating the merits and risks of the prospective investment in the Purchased Shares.

(g) Such Management Investor confirms that he, she or it qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act under which the Management Investor (i) has a net worth of at least one million dollars ($1,000,000), (ii) has had an annual income of at least two hundred thousand dollars ($200,000), individually or joint income with spouse of three hundred thousand dollars ($300,000) for each of the last two years, (iii) is a director or executive officer of the Company or (iv) is a corporation or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(h) Such Management Investor resides (in the case of an individual) or has its business office (in the case of an entity) at the address set forth below his or its respective signature line to this Agreement, and such Management Investor’s telecopier and telephone numbers and social security number or other tax identification number, as applicable, are in each case as set forth below his or its respective signature line to this Agreement.

(j) Such Management Investor agrees to provide any information, execute any document and take any other actions reasonably requested by ValueAct Capital in connection with this Agreement or the consummation of the transactions contemplated hereby in order that such transactions will comply with the applicable securities laws of any jurisdiction. Any Management Investor who is an individual also agrees to execute any document with his or her spouse, if any, that ValueAct Capital deems reasonably necessary to effectuate the intent of this Agreement, any joinder, securities holders agreement, registration rights agreement or other document executed in connection herewith or any of the terms of any of the foregoing.

ARTICLE 4

COVENANTS

Section 4.1. Commercially Reasonable Best Efforts; Further Assurances. ValueAct Capital and each Management Investor agree to use their respective commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale of the Purchased Shares in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Closing and seeking to remove promptly any injunction or other legal barrier that may prevent or delay such consummation. The parties agree to execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the purchase and sale of the Purchased Shares.

Section 4.2. Certain Filings. ValueAct Capital and each Management Investor shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the purchase and sale of the Purchased Shares and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1. Conditions to the Obligations of Each Party. The obligations of ValueAct Capital and the Management Investors to consummate the purchase and sale of the Purchased Shares are subject to the satisfaction of the following conditions:

(a) any required governmental and third party notices, authorizations, consents, orders or approvals shall have been obtained and be in effect; and

(b) no court or governmental body, agency, or official shall have issued any order, and there shall not have been adopted or promulgated any statute, rule or regulation, that prohibits the consummation of the purchase and sale of the Purchased Shares.

Section 5.2. Conditions to Obligation of ValueAct Capital. The obligation of ValueAct Capital to consummate the Closing is subject to the satisfaction of the following further conditions:

(a)(i) each Management Investor shall have performed in all material respects all of his, her or its obligations hereunder required to be performed by him at or prior to the Closing (the “Closing Date”) and (ii) the representations and warranties of each Management Investor contained in this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time; and

(b) Each Management Investor shall have executed and delivered to the Company a Joinder to the Securities Holders Agreement and Registration Rights Agreement, in form and substance satisfactory to ValueAct Capital.

Section 5.3. Conditions to Obligations of Management Investors. The obligation of each Management Investor to purchase the Purchased Shares is subject to the satisfaction of the following further condition: (i) ValueAct Capital shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of ValueAct Capital contained in this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for representations and warranties made as of a specific date, which shall be true in all material respects at and as of such date).

ARTICLE 6

MISCELLANEOUS

Section 6.1. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

if to ValueAct Capital, to:

ValueAct Capital Master Fund, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Facsimile: (415) 362-5727

Attention: Allison Bennington, General Counsel

with a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Facsimile: (215) 994-2222

Attention: Christopher G. Karras

if to the Company, to:

Seitel Holdings, Inc.

c/o ValueAct Capital Master Fund, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Facsimile: (415) 362-5727

Attention: Allison Bennington, General Counsel

with a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Facsimile: (215) 994-2222

Attention: Christopher G. Karras

if to any of the Management Investors, to such Management Investor’s address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to ValueAct Capital by such Management Investor.

All such notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telecopier (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid) or on the second business day after being sent by nationally recognized overnight courier service or on the fifth business day after being sent by registered or certified mail (postage prepaid, return receipt requested) to the respective party.

Section 6.2. Termination. Notwithstanding any other provision of this Agreement, if prior to the Closing a Management Investor who is an individual is no longer an employee or director of the Company or Seitel (or any of its subsidiaries) for any reason, this Agreement shall become void and of no effect with regard to each of the Management Investors ab initio.

Section 6.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof; in addition to any other remedy at law or in equity.

Section 6.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior written and oral and all contemporaneous oral agreements and understandings, with respect to the subject matter hereof.

Section 6.5. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if; such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 6.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the purchase and sale of the Purchased Shares is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purchase and sale of the Purchased Shares is fulfilled to the extent possible.

Section 6.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.

Section 6.8. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of; or based on any matter arising out of or in connection with, this Agreement or the purchase and sale of the Purchased Shares shall be brought in any federal court in the State of New York and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party as provided in Section 6.1 shall be deemed effective service of process upon such party.

Section 6.9. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PURCHASE AND SALE OF THE PURCHASED SHARES.

Section 6.10. Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the purchase and sale of the Purchased Shares shall be paid by the party incurring such costs and expenses.

Section 6.11. Survival of Representations and Warranties. The representations and warranties of each party contained in this Agreement shall survive the Closing.

Section 6.12. Descriptive Headings; Definitions. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 6.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 6.14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 6.15. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VALUEACT CAPITAL	VALUEACT CAPITAL MASTER FUND, L.P. By: VA Partners, LLC, its General Partner

	By:	/s/ Authorized Signatory
Name:
	Title:	Managing Member
MANAGEMENT INVESTORS

/s/ Jay H. Golding
Jay H. Golding

Address:

Telecopier No.:
Telephone No.:
Tax Identification No.:

GOLDING BROTHERS 1996 PARTNERS, LTD.

By: JSK Finance Corporation, its General Partner

By:	/s/ Jay H. Golding
Name:	Jay H. Golding
Title:

Address: 1616 S. Voss Road, Suite 800 Houston, TX 77057

Telecopier No.:
Telephone No.:
Tax Identification No.:

[Signature page to Stock Purchase Agreement]

Schedule I

to

Stock Purchase Agreement

Purchased Shares

Management Investor	Purchased Shares	Price Per Purchased Share	Aggregate Purchase Price of Purchased Shares
Jay H. Golding	-0-	$389.41966	-0-

Golding Brothers 1996 Partners, Ltd.	641	$389.41966	$249,618.00

Exhibit A

Certificate of Incorporation

[Attach Certificate of Incorporation]